Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

International Specialty Products Inc.:

                    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 26, 2001, included in the International Specialty Products Inc. Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



                                                         /s/ ARTHUR ANDERSEN LLP



Roseland, New Jersey
January 25, 2002












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